                                                                 Exhibit 10.10

This LOAN AGREEMENT dated the 23rd day of January 2003,

Between
Prime Battery Products Limited, an Ontario corporation         (the "Borrower")
and
Pivotal Self-Service
Technologies, Inc. a Delaware Corporation                      (the "Guarantor")
and
3686469 Canada Inc. and
Elliott & Andrews Studios Inc.                                 (the "Lender").

BACKGROUND:
The Borrower wishes to borrow from the Lender the sum of four hundred thousand dollars ($400,000.00) for the purchase of particular inventory shipments chosen from time to time by the Lender for which the Lender will provide the Borrower with the deposit and balance due on delivery (the "Purposes"). The Lender has agreed to lend to the Borrower up to the sum of four hundred thousand dollars ($400,000.00) for the Purposes.

Now THEREFORE the parties agree as follows:

1. THE CREDIT
  (1) The Lender shall, on the terms and conditions of this agreement, establish an operating credit in favour of the Borrower in the amount of four hundred thousand dollars ($400,000.00) in lawful money of Canada (the "Credit").
  (2) The Credit is made available by the Lender to the Borrower to enable the Borrower to carry out the Purposes and the Borrower shall use all proceeds advanced under the Credit for the Purposes and for no other purpose.
  (3) The term of the Credit shall commence with the first advance made by the Lender to the Borrower and shall terminate 90 days thereafter.

2. ADVANCES, FEES, INTEREST, AND PAYMENTS
  (1) The Borrower shall pay the Lender a facility fee of $4000.00 CDN on the date of the first advance and monthly thereafter, so long as any monies advanced or payable under this Loan Agreement remain unpaid to Lender.
  (2) The Borrower shall provide the Lender with all particulars of all inventory that the Borrower intends to purchase including: cost and description of inventory, deposit needed to secure purchase order of inventory, timing of balance of purchase funds needed, party to whom inventory presold, presold price of inventory and terms of payment.
  (3) The Lender shall advise the Borrower of the purchase of inventory it wishes to finance and supply advances as directed by Borrrower with respect to the purchase of that inventory. All advances shall be in Canadian funds.
  (4) The Borrower shall repay the Lender the amount loaned for a particular inventory shipment in Canadian funds within 24 hours of receipt of payment by the party to whom the inventory was sold to the extent of the lesser of the payment made by the customer and the funds advanced for the inventory and unpaid to the Lender. The Borrower shall pay the Lender a late fee of one thousand dollars ($1000.00) CDN per week or part thereof if repayment of the amount loaned is not so made within 24 hours of receipt of payment. Any late fees not paid within 7 days of being incurred shall constitute an advance under the Credit.
  (5) The Borrower shall pay interest monthly at the annual rate of 18% of the average daily amount outstanding during the previous 30 days provided such average daily amount outstanding is in excess of one hundred thousand dollars ($100,000.00), the first payment to be made 30 days after the date of the first advance and monthly thereafter. Any interest not so paid shall constitute an advance under the Credit.
   (6) All advances, fees payable, interest and payments under the Credit shall be evidenced by a grid promissory note of the Borrower substantially in the form of the grid promissory note attached to this agreement as Schedule "A" (the "Grid Promissory Note").

3. CONDITIONS PRECEDENT
 The Borrower acknowledges that the Lender shall not be called on to make any advance under the Credit until the following conditions precedent have been fulfilled:
  (1) No event of default, as set out in paragraph 8 of this agreement shall have occurred and be continuing.
 (2) The Borrower shall have delivered to the Lender a certificate confirming that the representations and warranties set out in paragraph 5 of this agreement are true and correct as of the date of the advance and that of the Borrower's obligations contained in this agreement have been observed and performed as of the date of the advance.
 (3) The Borrower shall have delivered to the Lender in forms satisfactory to the Lender the security set forth in paragraph 4 of this agreement, and all registrations, recordings or filings shall have been completed to the satisfaction of the Lender.
 (4) The Borrower shall have furnished to the Lender copies of resolutions of the Board of Directors of the Borrower in a form satisfactory to the Lender authorizing the borrowing contemplated by this agreement the execution and delivery of this agreement and the security set forth in paragraph 4 of this agreement, all certified by the secretary of the Borrower or another authorized officer of the Borrower.
 (5) There shall, in the opinion of the Lender, have been no material adverse change in the business or financial condition of the Borrower.

4. THE SECURITY
 As a continuing collateral security for the payment of all advance made under the Credit and interest and all other moneys payable pursuant to this agreement the Borrower shall execute and deliver to the Lender the following, all in form and content satisfactory to the Lender:
(a) the Grid Promissory Note;
(b) a Security Agreement substantially in the form of the Security Agreement attached to this agreement as Schedule "B" (the"Security Agreement"); and
(c) an assignment of all the insurance policies covering the Borrower's property and assets to be charged pursuant to the Security Agreement.

5. REPRESENTATIONS AND WARRANTIES OF THE BORROWER The Borrower represents and warrants to the Lender that:
 (1) The Borrower is a corporation legally incorporated, duly organized and validly existing, in good standing under the laws of the jurisdiction of its incorporation and is qualified to carry on its business in all jurisdictions where the nature of its business or the character of its properties make such qualification necessary.
 (2) The borrowing of money by the Borrower and the execution, delivery and performance of this agreement and the security set forth in paragraph 4 of this agreement are within the corporate powers and capacities of the Borrower and have been duly authorized by proper corporate proceedings.
 (3) There are no actions, suits or proceedings pending or to the knowledge of the Borrower threatened against or adversely affecting the Borrower in any court or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency, Canadian or foreign which might materially affect the financial condition of the Borrower or the title to its property or assets.
 (4) The execution and delivery of this agreement, the consummation of the transactions contemplated by this agreement, the execution and delivery to the Lender of the security set forth in paragraph 4 of this agreement, and the compliance with the covenants, terms, provisions and conditions of this agreement will not conflict with or result in a breach of any of the terms or provisions of the constating documents or by-laws of the Borrower, any resolution of the directors or shareholders of the Borrower, any laws of Canada, or the Province of Ontario, governing the Borrower, or any agreement or instrument to which the Borrower is now a party or which purports to be binding on the Borrower or its property and assets.
 (5) This agreement and all other deeds, documents or instruments to be delivered pursuant to this agreement will, when executed and delivered, constitute valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms, except as may be limited by other deeds, documents or instruments delivered pursuant to this agreement, or by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights.
 (6) The borrowing of money under this agreement and the execution and delivery of this agreement do not require the consent or approval of, or registration of any other party including shareholders of the Borrower.
 (7) All balance sheets, earnings statements and other financial data, which have been or shall be furnished to the Lender to induce the Lender to enter this agreement or otherwise in connection with the agreement have been or will be prepared in accordance with generally accepted accounting principles (which means, with respect to the Borrower, generally accepted accounting principles consistently followed through prior fiscal periods as given effect to in previous audited financial statements of the Borrower) and do or will fairly present the financial condition and the results of the operations of the Borrower, and other information, certificates, schedules, reports and other papers and data furnished by the Borrower are or will be at the time they are furnished, accurate and complete in all material respects.
 (8) No material adverse change has occurred in the business or condition of the Borrower since December 31, 2002.

(9) The Borrower has good and marketable title to all its property and assets free and clear of any mortgage, charge, pledge, lien or other encumbrance.

6. AFFIRMATIVE COVENANTS The Borrower covenants with the Lender that so long as any amounts advanced under the Credit together with interest remain outstanding:

 (1) It will deliver to the Lender:

(a) As soon as practicable and in any event within forty-five days after the end of each quarter-yearly period (including the last quarter-yearly period in each fiscal year) commencing with the quarter period ending March 31, 2003, an unaudited financial statement of the Borrower for that period including a statement of profit and loss for the quarter-year, and a balance sheet the Borrower as at the end of the quarter-year, setting forth in each case in comparative form, figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an officer of the Borrower subject in each case to change resulting from year end adjustments;
(b) As soon as practicable and in any event within ninety days after the end of each fiscal year, the annual audited financial statements of the Borrower including the statement of profit and loss of the Borrower for that year, and a balance sheet of the Borrower as of the end of that year, setting forth in each case in comparative form, corresponding figures from the preceding annual audit, together with the auditors' report, all in reasonable detail and satisfactory in scope and substance to the Lender;
(c) Promptly on receipt, copies of any formal detailed reports submitted to the Borrower by independent chartered accountants in connection with each annual or interim audit of the books of the Borrower;
(d) Copies of all financial statements, reports and returns that the borrower shall send to its shareholders; and
(e) With reasonable promptness, other financial data as the Lender may reasonably request.
 (2) It will permit any person designated by the Lender in writing to visit and inspect any of the properties, corporate books and financial records of the Borrower and to discuss the affairs, finances and accounts of the Borrower with the principal officers of the Borrower at all reasonable times and as often as the Lender may reasonably request.

 (3) It will insure and keep insured the property mortgaged or charged by the Security Agreement with extended coverage against loss or damage by fire, theft, collision or other insurance hazards commonly insured against to the full insurable value. All insurance shall be maintained with an insurer or insurers as may be approved by the Lender. The loss under all insurance will be payable to the Lender and the Borrower will cause to be affixed to each policy of insurance a mortgage clause or mortgage endorsement in form satisfactory to the Lender and providing for a minimum of thirty days' notice to the Lender of cancellation or lapse. The Borrower shall pay or cause to be paid all premiums in connection with the insurance and will deposit certified copies of insurance policies with the Lender or otherwise deal with them as the Lender may require. (4) It will give the Lender prompt written notice of any material adverse change in the condition or business of the Borrower, financial or other, or of any material loss, destruction or damage of or to any property secured by the Security Agreement.

(5) It will cause the Security Agreement and any other instruments of conveyance or assignment effected pursuant to this agreement to be and remain registered, recorded or filed from time to time in a manner and places as may in the opinion of the Lender be of advantage in perfecting the security and will furnish to the Lender evidence satisfactory to it of registration, recording and filing.
 (6) It will carry on and conduct its business in a proper and efficient manner so as to preserve and protect the property and assets and the business and its earnings, income, rents, issues and profits.
 (7) It will duly and punctually pay to the Lender, the principal, accrued interest and all other moneys payable on the dates, at the place, in the moneys and in the manner mentioned in this agreement.
 (8) It will pay or reimburse the Lender for all costs, charges and expenses (including legal fees) of or incurred by the Lender in connection with this agreement or any security taken in pursuance of this agreement including all costs, charges and expenses in connection with the recovery or enforcement of payment of moneys advanced under the Credit, together with interest at the rate set out in paragraph 2(1) of this agreement.
 (9) It will maintain at all times proper records and books of account and make true and correct entries in the records of all dealings an transactions relating to its business.
 (10) It will do, observe and perform all of its obligations and all maters and things necessary or expedient to be done, observed or performed under any law or regulation of Canada, the Province of Ontario, or any other province where its assets may be located, or any municipality, for the purpose of creating and maintaining the security provided for in this agreement. (11) It will do all acts that are necessary to maintain its existence under the laws of the jurisdiction of its incorporation and will obtain, renew and maintain in full force and effect all authorizations, approvals, consents, licences, permits and exceptions as may be required to enable it to observe and perform the obligations on its part to be performed under this agreement and all agreements and security delivered in connection with or incidental to this agreement. (12) It will give the Lender written notice of any event of default immediately on the occurrence of such an event.
 (13) It will give the Lender written notice of the occurrence of any material litigation, proceeding or dispute affecting the Borrower and will provide to the Lender all reasonable information requested by the Lender concerning the status of the litigation, proceeding or dispute.

7. NEGATIVE COVENANTS
 The Borrower covenants with the Lender that it will not, without the prior written consent of the Lender:
 (1) Redeem, purchase or otherwise acquire, either directly or indirectly any of its shares, or declare or pay any dividend on any of its shares of whatever class, or in any other manner make payments to its shareholders in any fiscal year of the Borrower except for usual remuneration or reimbursement in respect of employment.
 (2) Lend money to, invest in, or be come contingently liable by guarantee or otherwise for the obligations of, any person, firm or body corporate.
 (3) Consolidate, amalgamate or merge with any other corporation or acquire
the shares or assets                                         5
of any corporation, firm or partnership, or sell, lease or transfer or otherwise dispose of all or a substantial pan of its assets.
(4) Enter into or be a party to any contract for the purchase of materials, supplies or other property if the contract requires that payments for those materials, supplies or other property shall be made regardless of whether or not delivery is ever made of the materials, supplies or other property.
 (5) Make sales to an associated corporation except on a cash basis and at a price equal to a fair market price, provided that net sixty days will be construed as a cash basis for the purposes of this paragraph.
 (6) Enter into any partnership, joint venture or similar agreement or arrangement with any other person, firm or corporation.
 (7) Create, suffer or permit to exist any mortgage, pledge, lien, charge, assignment by way of security, hypothecation, security interest, security agreement, trust or arrangement having the effect of security, any type of preferential arrangement or other encumbrance of any kind whether or not similar to the foregoing to exist on or with respect to the assets charged to the Lender whether by way of fixed or floating charge pursuant to the Security Agreement.
 (8) Do any act which could adversely affect the ranking or validity of the security interests created, granted or intended to be created or granted to the Lender pursuant to the Security Agreement. (9) Change the general nature of the business of the Borrower.

8. EVENTS OF DEFAULT
The principal advanced under the Credit and all interest payable together with all of the moneys payable pursuant to this agreement shall, at the option of the Lender, become immediately due and payable and any security held by the Lender for the payment thereof shall, at the option of the Lender, become immediately enforceable in each and every of the following events:
  (1) If the Borrower makes default in the payment of fees, principal, or interest under the Credit when it becomes due and payable.
  (2) If the Borrower fails to perform or observe any of the covenants contained in this agreement or in any of the security delivered pursuant to this agreement and any failure shall not be remedied within fifteen days following notice being given to the Borrower.
  (3) If any representation, warranty, certificate, statement or report made in connection with this agreement or in connection with advances under the Credit is false or erroneous in any material respect.
  (4) If any indebtedness of the Borrower for liabilities other than the Lender becomes due prior to the stated maturity date, unless and to the extent that the same shall be contested in good faith and by appropriate proceedings by the Borrower.
  (5) If the Borrower becomes insolvent or bankrupt or subject to the provisions of the Winding-Up Act, R.S.C. 1985, C. W-11, as amended or the Bankruptcy and Insolvency Act, R.S.C. 1985, C. B-3, as amended, or goes into liquidation, either voluntarily or under an order of a court of competent jurisdiction, or makes a general assignment for the benefit of its creditors or otherwise acknowledges itself insolvent.
  (6) If the Borrower removes any part of its undertaking and property and assets out of the Province of Ontario, other than inventory in the process of shipping to customers, or located at or on customers' premises.
  (7) If the Borrower abandons all or any part of its undertaking and property and assets or ceases or threatens to cease to carry on its business, or threatens to commit any act of bankruptcy.
  (8) If any execution, sequestration, extent, or any other process of any court becomes enforceable against the Borrower or if a distress or analogous process is levied on the property and assets of the Borrower, and the execution, sequestration, extent, distress or process, remains unsatisfied for a period as would permit the property or a part of it to be sold.
  (9) If the Borrower shall permit any amount which has been admitted is due by the Borrower or is not disputed to be due by it and forms or is capable of being made a charge on any of the property and assets subject to the mortgages and charges created by the Security Agreement, in priority to or pari passu with such mortgages and charges to remain unpaid for fifteen days after the amounts are due.
  (10) If the Guarantor ceases to own at least 100% of all the issued and outstanding shares of the Borrower.
 (11) If the Lender in good faith believes that the ability of the Borrower to pay any of its obligations to the Lender or to perform any of the covenants contained in this agreement is impaired or the security referred to in this agreement is impaired or is in jeopardy.

9. GENERAL
 (1) The Borrower covenants that it will execute or cause to be made, done or executed, all further and lawful acts, deeds, things, devices, conveyances and assurances whatsoever for effecting the purposes and intent of this agreement as counsel for the Lender shall reasonably advise or request.
 (2) The Lender may from time to time appropriate any moneys received by it from the Borrower or from the proceeds of security given by the Borrower in or towards payment of the liabilities intended to be secured, as it in its sole discretion may see fit and the Borrower shall not have the right to require any other appropriation, and it is agreed that the taking of a judgment or judgments or any other action or dealing whatsoever by the Lender with respect to the securities shall not operate as a merger of any debt owing by the Borrower to the Lender or any part.
 (3) Notice to be given shall, save as otherwise specifically provided, be in writing addressed to the party for whom it is intended and shall not be deemed received until actual receipt by the other party except if sent by telex or facsimile, in which case it shall be deemed received on the business day next following the date of transmission. The mailing and facsimile addresses of the parties shall be:

        (a) As to the Borrower:      85 Chambers Drive, Unit 7, Ajax ON L1Z 1E2

        (b) As to the Guarantor:     13980 Jane Street King City ON L7B 1A3

        (c  As to the Lender:        47 Warren Road Toronto
                                     ON M4V 2R8 or any other mailing
or facsimile addresses as the parties from time to time may notify the other.

(4) This agreement and all other agreements, security and documents to be delivered in connection with this agreement shall be governed by and construed in accordance with the applicable laws of the Province of Ontario and of Canada.
 (5) This agreement shall be binding on and enure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not, without the prior written consent of the Lender, assign any rights or obligations with respect to this agreement. The Lender may transfer, assign or grant participation in its rights and obligations with respect to this agreement or any other agreement contemplated to any lending institution which it considers to be financially responsible, provided that any transfer, assignment or grant shall neither result in any additional cost to the Lender nor, without the consent of the Borrower, release the Lender from its obligations under this agreement.
  (6) Any provision of this agreement which is or becomes prohibited or unenforceable in any jurisdiction shall not invalidate or impair the remaining provisions of this agreement which shall be deemed severable from the prohibited or unenforceable provision and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.
  (7) No amendment, supplement, or waiver of any provision of this agreement or any other agreements provided for or contemplated, nor any consent to any departure by the Borrower, shall in any event be effective unless it shall be in writing and signed by the Lender and then the waiver or consent shall be effective only in the specific instance for the specific purpose for which it has been given.
  (8) No waiver or act or omission of the Lender shall extend to or be taken in any manner whatsoever to affect any subsequent event of default or breach by the Borrower of any provision of this agreement or the results or the rights resulting from it.
  (9) Time shall be of the essence of this agreement.
  (10) This agreement shall remain in full force and effect until the payment and performance in full of all of the Borrower's obligations under this agreement.
  (11) This agreement constitutes the entire agreement among the parties and cancels and supersedes any prior agreements, undertakings, declarations or representations, written or verbal in respect of it.

10. GUARANTOR
 (1) The Guarantor warrants that it owns all issued and outstanding shares of and controls Prime Battery Products Limited.
 (2) In order to induce the Lender to enter into this Loan Agreement the Guarantor has undertaken and reaffirms that it shall issue a warrant in the form attached as Schedule "C" 30 days following the first advance and issue a further warrant in the form attached as Schedule "C" every 30 days thereafter if during that particular 30 day period any amount payable under this Loan Agreement remains unpaid to the Lender.
 (3) The Guarantor irrevocably and unconditionally guarantees the due and punctual payment and performance of all present and future debts, liabilities and obligations of Borrower to Lender under this Loan Agreement as such may from time to time be amended, renewed, supplemented, replaced, or otherwise modified.

IN WITNESS WHEREOF the parties have caused this agreement to be executed by their respective officers duly authorized on that behalf.

                                         Prime Battery Products Limited


                                         By:
                                            ------------------------------------
                                                 David Simmonds-President



                                         Pivotal Self-Service Technologies, Inc.


                                         By:
                                            ------------------------------------
                                                 John G. Simmonds-C.E.O.



                                         3686469 Canada Inc.


                                         By:
                                            ------------------------------------
                                                 Authorized Signing Officer



                                         Elliott & Andrews Studios Inc.


                                         By:
                                            ------------------------------------
                                                 Authorized Signing Officer

$400,00.00.                                 Due: 90 days after the first advance
January 23, 2003                                                   shown on Grid

 For value received, the undersigned, Prime Battery Products Limited and Pivotal Self-Service Technologies, Inc., jointly and severally promise to pay to the order of 3686469 Canada Inc. and Elliott & Andrews Studios Inc. (the "Lender") at 47 Warren Road, Toronto ON M4V 2R8 in lawful money of Canada, the lesser of:
(i) the principal sum of $400,000.00; and
(ii) the aggregate unpaid principal
balance of all advances made by the Lender as recorded on the reverse or on any attachment to this note with interest on the principal amount calculated as described below.
This note is issued to evidence advances by the Lender to the undersigned under a Loan Agreement dated January 23, 2003 between the undersigned and the Lender, as the same may be amended or modified (the "Loan Agreement").
The principal of and interest on this note are payable in accordance with the terms of the Loan Agreement which provides, among other things, that on the occurrence of certain events of default the entire principal amount and accrued interest may become due and payable immediately. The undersigned authorizes the Lender to record on the reverse of this note or on any attachment to this note all advances, repayments, and the unpaid principal balance from time to time. The undersigned agrees that in the absence of manifest error the record kept by the Lender on this note or any attachment shall be conclusive evidence of the matters recorded on it, provided that the failure of the Lender to record or correctly record any amount or date shall not affect the obligation of the undersigned to pay the outstanding principal amount of the advances and interest and fees in accordance with the Loan Agreement.
The undersigned waives presentment, demand, notice of dishonour and protest or further notice of any kind and agrees that it shall remain liable in respect of this note as if presentment, demand, notice of dishonour and protest had been duly made or given.
Terms are used with the meanings ascribed to them in the Loan Agreement unless otherwise specified.
This Promissory Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

Dated at Toronto this 23rd day of January 2003

Prime Battery Products Limited            Pivotal Self-Service Technologies, Inc


By:                                       By:
    --------------------                      ------------------------------
David Simmonds-President                         John G. Simmonds-C.E.O.

                       ADVANCES AND PAYMENTS OF PRINCIPAL

Date                   Amount of                 Amount of                Unpaid Principal          Notation Made by
                       Advance                   Principal Paid or        Balance
                                                 Prepaid

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

Schedule "B"


                                       12